Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Third Quarter 2026 Results and Declares Third Quarter 2026 Distribution of $2.34 per Common Unit

HOUSTON, November 4, 2026 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2026 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	September 30, 2026
Operating cash flow	$43,992	$162,721
Add: return of long-term contract receivable	787	3,061
Less: investment in soda ash business	—	(39,200)
Free cash flow (1)	$44,779	$126,582
Less: cash for debt repayments	(13,084)	(54,242)
Add: other changes in cash	5	(8,595)
Free cash flow available for common unitholder and GP distributions (1)	$31,700	$63,745
Free cash flow available for common unitholder and GP distributions per unit (1)	$2.34	$4.71

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $44.8 million of free cash flow in the third quarter of 2026

• Fully repaid remaining $13.1 million balance on credit facility in the third quarter of 2026; $14.3 million of debt remaining, maturing in December 2026

• Declares third quarter 2026 distribution of $2.34 per common unit

• Paid second quarter 2026 distribution of $0.75 per common unit

"NRP generated $45 million of free cash flow in the third quarter of 2026 and $166 million of free cash flow over the last twelve months before accounting for the $39 million investment we made in our soda ash business in the first quarter of 2026," said Craig Nunez, NRP's president and chief operating officer. "I am pleased to say we fully repaid the remaining $13 million balance on our credit facility during the third quarter. Consistent with our communications throughout the year, we are able to significantly increase the distribution this quarter and will pay out $32 million, or $2.34 per common unit."

Mr. Nunez continued, "I am delighted that we are nearing the end of our long journey to de-lever and de-risk the business, especially in light of the challenging market environment facing all three of our key commodities."

NRP announced today that the board of directors of its general partner declared a third quarter 2026 cash distribution of $2.34 per common unit to be paid on November 24, 2026, to unitholders of record on November 17, 2026. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Mineral Rights Segment

Mineral Rights net income for the third quarter of 2026 decreased $3.9 million as compared to the prior year period primarily due to revised engineering and increased depletion rate at a thermal property as compared to the prior year period. Operating cash flow and free cash flow increased $1.9 million and $2.0 million, respectively, as compared to the prior year period primarily due to increased thermal coal sales volumes and increased prices and volumes at certain metallurgical properties, partially offset by timing of minimum payments and lease amendment fees in the third quarter of 2025. Approximately 70% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the third quarter of 2026.

NRP's mineral rights segment cash flows are primarily tied to market prices of metallurgical and thermal coal, commodities characterized by volatile and unpredictable price movements. As a result, the free cash flow generated by this segment may also be quite volatile. Metallurgical coal pricing improved in the third quarter of 2026, however, NRP expects continued pressure on pricing as soft global demand for steel persists. Thermal coal prices remain muted due to low natural gas prices and ample coal stockpiles at power plants. NRP does not expect any meaningful change to pricing in 2027.

NRP continues to explore opportunities to create value through carbon sequestration and renewable energy production across its vast portfolio of mineral and surface assets but has no material developments to report on its carbon neutral initiatives.

Soda Ash Segment

Soda Ash net income in the third quarter of 2026 decreased $1.7 million as compared to the prior year period primarily due to lower sales prices in 2026. NRP's soda ash segment cash flows result from distributions received from Sisecam Wyoming, which NRP does not control. NRP did not receive a distribution from Sisecam Wyoming in the third quarter of 2025 or 2026, and the last distribution received was in the second quarter of 2025. Soda ash prices are volatile and remain low as capacity in China has grown faster than global demand. NRP does not expect to receive distributions from Sisecam Wyoming until the soda ash market returns to equilibrium through capacity rationalization and increased demand, something not expected to occur in the near term.

Corporate and Financing

Corporate and Financing net income increased $1.3 million, while operating cash flow and free cash flow each increased $1.0 million in the third quarter of 2026 as compared to the prior year period. These increases were primarily due to lower interest expense and cash paid for interest in the third quarter of 2026 as compared to the prior year period due to less debt outstanding.

In August 2026, NRP paid a second quarter 2026 cash distribution of $0.75 per common unit and today NRP declared a third quarter 2026 cash distribution of $2.34 per common unit.

NRP had $251.7 million of available liquidity at September 30, 2026, consisting of $51.7 million of cash and cash equivalents and $200.0 million of borrowing capacity available under its revolving credit facility. NRP has $14.3 million of debt remaining which will be repaid in December of this year.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://events.q4inc.com/analyst/233500581?pwd=J7hnCFGG. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash business; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less capital expenditures, cash flow used in acquisition costs classified as investing or financing activities, and capital to unconsolidated investment. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow available for common unitholder and GP distributions” is a non-GAAP financial measure that we define as free cash flow, as defined above, adjusted for cash for debt repayments, other changes in cash (which includes cash flow used for taxes on unit-based award settlements, capital contributed by the general partner, proceeds from asset sales, and cash flow used in unit buybacks or asset acquisitions), and cash retained at the discretion of the board of directors. Free cash flow available for common unitholder and GP distributions is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow available for common unitholder and GP distributions may not be calculated the same for us as for other companies. Free cash flow available for common unitholder and GP distributions is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess cash that is available for distribution to our unitholders.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2026	2025	2026	2026	2025
Revenues and other income
Royalty and other mineral rights	$46,989	$49,615	$49,119	$139,405	$145,170
Transportation and processing services	1,952	1,800	3,851	9,688	8,772
Equity in earnings (loss) of Sisecam Wyoming	(4,126)	(2,390)	(4,905)	(16,859)	4,746
Gain on asset sales and disposals	5	906	45	49	1,882
Total revenues and other income	$44,820	$49,931	$48,110	$132,283	$160,570

Operating expenses
Operating and maintenance expenses	$5,540	$7,654	$5,731	$17,384	$18,589
Depreciation, depletion and amortization	6,526	3,868	11,131	25,271	11,611
General and administrative expenses	5,660	5,725	5,020	15,714	18,154
Asset impairments	—	—	—	—	20
Total operating expenses	$17,726	$17,247	$21,882	$58,369	$48,374

Income from operations	$27,094	$32,684	$26,228	$73,914	$112,196

Interest expense, net	$(552)	$(1,779)	$(1,052)	$(2,577)	$(6,827)

Net income	$26,542	$30,905	$25,176	$71,337	$105,369

Net income attributable to common unitholders	$26,011	$30,287	$24,672	$69,910	$103,262
Net income attributable to the general partner	531	618	504	1,427	2,107

Net income per common unit
Basic	$1.96	$2.31	$1.86	$5.28	$7.87
Diluted	1.95	2.28	1.85	5.24	7.77

Net income	$26,542	$30,905	$25,176	$71,337	$105,369
Comprehensive income (loss) from unconsolidated investment and other	847	(2,391)	904	1,611	(545)
Comprehensive income	$27,389	$28,514	$26,080	$72,948	$104,824

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2026	2025	2026	2026	2025
Cash flows from operating activities
Net income	$26,542	$30,905	$25,176	$71,337	$105,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	6,526	3,868	11,131	25,271	11,611
Distributions from unconsolidated investment	—	—	—	—	7,840
Equity in (earnings) loss from unconsolidated investment	4,126	2,390	4,905	16,859	(4,746)
Gain on asset sales and disposals	(5)	(906)	(45)	(49)	(1,882)
Asset impairments	—	—	—	—	20
Bad debt expense	53	1,731	33	(690)	862
Unit-based compensation expense	2,573	2,724	1,671	5,408	8,103
Amortization of debt issuance costs and other	318	368	442	1,207	(81)
Change in operating assets and liabilities:
Accounts receivable	5,169	(3,115)	(3,826)	1,958	346
Accounts payable	(38)	(43)	(1,460)	(208)	(23)
Accrued liabilities	927	358	2,361	(3,868)	(5,336)
Accrued interest	179	324	(216)	173	190
Deferred revenue	(2,853)	1,577	285	(1,134)	(2,636)
Other items, net	475	914	493	1,692	1,461
Net cash provided by operating activities	$43,992	$41,095	$40,950	$117,956	$121,098

Cash flows from investing activities
Proceeds from asset sales and disposals	$5	$906	$46	$51	$1,883
Capital to unconsolidated investment	—	—	—	(39,200)	—
Return of long-term contract receivable	787	728	773	2,318	2,142
Net cash provided by (used in) investing activities	$792	$1,634	$819	$(36,831)	$4,025

Cash flows from financing activities
Debt borrowings	$—	$—	$6,000	$67,200	$33,700
Debt repayments	(13,084)	(32,000)	(39,000)	(86,084)	(106,500)
Distributions to common unitholders and the general partner	(10,140)	(10,055)	(10,141)	(32,044)	(46,386)
Other items, net	—	1	—	(8,646)	(5,362)
Net cash used in financing activities	$(23,224)	$(42,054)	$(43,141)	$(59,574)	$(124,548)

Net increase (decrease) in cash and cash equivalents	$21,560	$675	$(1,372)	$21,551	$575
Cash and cash equivalents at beginning of period	30,132	30,344	31,504	30,141	30,444
Cash and cash equivalents at end of period	$51,692	$31,019	$30,132	$51,692	$31,019

Supplemental cash flow information:
Cash paid for interest	$310	$1,413	$1,204	$2,198	$6,509

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	September 30,	December 31,
	2026	2025
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$51,692	$30,141
Accounts receivable, net	28,740	28,666
Other current assets, net	457	2,105
Total current assets	$80,889	$60,912
Land	24,007	24,008
Mineral rights, net	345,679	366,987
Intangible assets, net	7,958	11,908
Equity in unconsolidated investment	274,197	250,244
Long-term contract receivable, net	17,935	20,406
Other long-term assets, net	13,278	13,900
Total assets	$763,943	$748,365
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$950	$1,159
Accrued liabilities	8,207	10,897
Accrued interest	242	69
Current portion of deferred revenue	5,789	6,663
Current portion of long-term debt, net	14,307	14,198
Total current liabilities	$29,495	$32,986
Deferred revenue	59,075	58,067
Long-term debt, net	—	18,884
Other non-current liabilities	5,689	5,909
Total liabilities	$94,259	$115,846
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,250,412 and 13,138,097 units issued and outstanding at September 30, 2026 and December 31, 2025, respectively)	$659,674	$625,188
General partner’s interest	12,400	11,332
Accumulated other comprehensive loss	(2,390)	(4,001)
Total partners’ capital	$669,684	$632,519
Total liabilities and partners' capital	$763,943	$748,365

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Loss	Capital
Balance at December 31, 2025	13,138	$625,188	$11,332	$(4,001)	$632,519
Net income	—	19,227	392	—	19,619
Distributions to common unitholders and the general partner	—	(11,528)	(235)	—	(11,763)
Issuance of unit-based awards	112	—	—	—	—
Unit-based awards amortization and vesting, net	—	(7,985)	—	—	(7,985)
Capital contribution	—	—	282	—	282
Comprehensive loss from unconsolidated investment and other	—	—	—	(140)	(140)
Balance at March 31, 2026	13,250	$624,902	$11,771	$(4,141)	$632,532
Net income	—	24,672	504	—	25,176
Distributions to common unitholders and the general partner	—	(9,938)	(203)	—	(10,141)
Unit-based awards amortization	—	1,585	—	—	1,585
Comprehensive income from unconsolidated investment and other	—	—	—	904	904
Balance at June 30, 2026	13,250	$641,221	$12,072	$(3,237)	$650,056
Net income	—	26,011	531	—	26,542
Distributions to common unitholders and the general partner	—	(9,937)	(203)	—	(10,140)
Unit-based awards amortization	—	2,379	—	—	2,379
Comprehensive income from unconsolidated investment and other	—	—	—	847	847
Balance at September 30, 2026	13,250	$659,674	$12,400	$(2,390)	$669,684

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Income (Loss)	Capital
Balance at December 31, 2024	13,049	$543,231	$9,547	$(1,670)	$551,108
Net income	—	39,448	805	—	40,253
Distributions to common unitholders and the general partner	—	(25,750)	(526)	—	(26,276)
Issuance of unit-based awards	89	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,175)	—	—	(3,175)
Capital contribution	—	—	187	—	187
Comprehensive income from unconsolidated investment and other	—	—	—	2,260	2,260
Balance at March 31, 2025	13,138	$553,754	$10,013	$590	$564,357
Net income	—	33,527	684	—	34,211
Distributions to common unitholders and the general partner	—	(9,854)	(201)	—	(10,055)
Unit-based awards amortization	—	2,346	—	—	2,346
Comprehensive loss from unconsolidated investment and other	—	—	—	(414)	(414)
Balance at June 30, 2025	13,138	$579,773	$10,496	$176	$590,445
Net income	—	30,287	618	—	30,905
Distributions to common unitholders and the general partner	—	(9,854)	(201)	—	(10,055)
Unit-based awards amortization	—	2,346	—	—	2,346
Comprehensive loss from unconsolidated investment and other	—	—	—	(2,391)	(2,391)
Balance at September 30, 2025	13,138	$602,552	$10,913	$(2,215)	$611,250

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results for the three months ended September 30, 2026 and 2025 and June 30, 2026:

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended September 30, 2026
Revenues	$48,941	$—	$—	$48,941
Equity in loss of Sisecam Wyoming	—	(4,126)	—	(4,126)
Gain on asset sales and disposals	5	—	—	5
Total revenues and other income	$48,946	$(4,126)	$—	$44,820
Asset impairments	$—	$—	$—	$—
Net income (loss)	$36,937	$(4,178)	$(6,217)	$26,542
Adjusted EBITDA (1)	$43,458	$(52)	$(5,660)	$37,746
Cash flow provided by (used in) continuing operations:
Operating activities	$46,338	$(52)	$(2,294)	$43,992
Investing activities	$792	$—	$—	$792
Financing activities	$—	$—	$(23,224)	$(23,224)
Free cash flow (1)	$47,125	$(52)	$(2,294)	$44,779
Free cash flow available for common unitholder and GP distributions (1)	$47,130	$(52)	$(15,378)	$31,700
Free cash flow available for common unitholder and GP distributions per unit (1)				$2.34

For the Three Months Ended September 30, 2025
Revenues	$51,415	$—	$—	$51,415
Equity in loss of Sisecam Wyoming	—	(2,390)	—	(2,390)
Gain on asset sales and disposals	906	—	—	906
Total revenues and other income	$52,321	$(2,390)	$—	$49,931
Asset impairments	$—	$—	$—	$—
Net income (loss)	$40,859	$(2,446)	$(7,508)	$30,905
Adjusted EBITDA (1)	$44,723	$(56)	$(5,725)	$38,942
Cash flow provided by (used in) continuing operations:
Operating activities	$44,428	$(55)	$(3,278)	$41,095
Investing activities	$1,634	$—	$—	$1,634
Financing activities	$—	$—	$(42,054)	$(42,054)
Free cash flow (1)	$45,156	$(55)	$(3,278)	$41,823
Free cash flow available for common unitholder and GP distributions (1)	$46,062	$(55)	$(35,952)	$10,055
Free cash flow available for common unitholder and GP distributions per unit (1)				$0.75

For the Three Months Ended June 30, 2026
Revenues	$52,970	$—	$—	$52,970
Equity in loss of Sisecam Wyoming	—	(4,905)	—	(4,905)
Gain on asset sales and disposals	45	—	—	45
Total revenues and other income	$53,015	$(4,905)	$—	$48,110
Asset impairments	$—	$—	$—	$—
Net income (loss)	$36,237	$(4,984)	$(6,077)	$25,176
Adjusted EBITDA (1)	$47,363	$(79)	$(5,020)	$42,264
Cash flow provided by (used in) continuing operations:
Operating activities	$44,579	$(79)	$(3,550)	$40,950
Investing activities	$819	$—	$—	$819
Financing activities	$—	$—	$(43,141)	$(43,141)
Free cash flow (1)	$45,352	$(79)	$(3,550)	$41,723
Free cash flow available for common unitholder and GP distributions (1)	$45,398	$(79)	$(35,178)	$10,141
Free cash flow available for common unitholder and GP distributions per unit (1)				$0.75

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results for the nine months ended September 30, 2026 and 2025:

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Nine Months Ended September 30, 2026
Revenues	$149,093	$—	$—	$149,093
Equity in loss of Sisecam Wyoming	—	(16,859)	—	(16,859)
Gain on asset sales and disposals	49	—	—	49
Total revenues and other income	$149,142	$(16,859)	$—	$132,283
Asset impairments	$—	$—	$—	$—
Net income (loss)	$106,704	$(17,062)	$(18,305)	$71,337
Adjusted EBITDA (1)	$131,961	$(203)	$(15,714)	$116,044
Cash flow provided by (used in) continuing operations:
Operating activities	$132,744	$(203)	$(14,585)	$117,956
Investing activities	$2,369	$(39,200)	$—	$(36,831)
Financing activities	$(1,256)	$—	$(58,318)	$(59,574)
Free cash flow (1)	$135,062	$(39,403)	$(14,585)	$81,074
Free cash flow available for common unitholder and GP distributions (1)	$133,857	$(39,403)	$(42,472)	$51,982
Free cash flow available for common unitholder and GP distributions per unit (1)				$3.84

For the Nine Months Ended September 30, 2025
Revenues	$153,942	$—	$—	$153,942
Equity in earnings of Sisecam Wyoming	—	4,746	—	4,746
Gain on asset sales and disposals	1,882	—	—	1,882
Total revenues and other income	$155,824	$4,746	$—	$160,570
Asset impairments	$20	$—	$—	$20
Net income (loss)	$125,758	$4,606	$(24,995)	$105,369
Adjusted EBITDA (1)	$137,375	$7,700	$(18,154)	$126,921
Cash flow provided by (used in) continuing operations:
Operating activities	$133,227	$7,700	$(19,829)	$121,098
Investing activities	$4,025	$—	$—	$4,025
Financing activities	$(841)	$—	$(123,707)	$(124,548)
Free cash flow (1)	$135,369	$7,700	$(19,829)	$123,240
Free cash flow available for common unitholder and GP distributions (1)	$136,411	$7,700	$(113,946)	$30,165
Free cash flow available for common unitholder and GP distributions per unit (1)				$2.25

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2026	2025	2026	2026	2025
Coal sales volumes (tons)
Appalachia
Northern	2,075	1,508	1,492	4,039	1,764
Central	3,442	3,296	3,371	9,780	9,797
Southern	494	678	453	1,276	1,522
Total Appalachia	6,011	5,482	5,316	15,095	13,083
Illinois Basin	1,468	1,005	2,416	6,304	5,984
Northern Powder River Basin	507	841	309	991	2,183
Gulf Coast	186	201	198	546	614
Total coal sales volumes	8,172	7,529	8,239	22,936	21,864

Coal royalty revenue per ton
Appalachia
Northern	$1.18	$1.48	$1.18	$1.21	$1.51
Central	6.24	6.08	6.06	6.16	6.22
Southern	11.73	8.36	11.52	11.57	8.58
Illinois Basin	2.32	1.93	2.45	2.37	2.29
Northern Powder River Basin	5.29	4.68	4.86	5.31	4.83
Gulf Coast	0.88	0.80	0.82	0.85	0.79
Combined average coal royalty revenue per ton	4.40	4.51	4.25	4.38	4.64

Coal royalty revenues
Appalachia
Northern	$2,451	$2,225	$1,759	$4,881	$2,660
Central	21,470	20,051	20,414	60,212	60,971
Southern	5,796	5,666	5,218	14,764	13,060
Total Appalachia	29,717	27,942	27,391	79,857	76,691
Illinois Basin	3,410	1,943	5,925	14,941	13,694
Northern Powder River Basin	2,680	3,932	1,503	5,267	10,544
Gulf Coast	164	161	163	462	485
Unadjusted coal royalty revenues	35,971	33,978	34,982	100,527	101,414
Coal royalty adjustment for minimum leases	(829)	215	(189)	(1,018)	(180)
Total coal royalty revenues	$35,142	$34,193	$34,793	$99,509	$101,234

Other revenues
Production lease minimum revenues	$531	$1,365	$251	$1,340	$4,213
Minimum lease straight-line revenues	4,019	4,176	4,019	12,057	12,276
Oil and gas royalty revenues	1,477	1,787	2,447	5,310	6,212
Carbon neutral revenues	245	316	94	524	1,201
Property tax revenues	420	2,105	1,710	3,841	5,261
Wheelage revenues	2,055	2,225	1,959	6,004	6,506
Coal overriding royalty revenues	544	297	1,040	2,970	1,633
Lease amendment revenues	1,117	1,699	1,242	3,559	3,010
Aggregates royalty revenues	1,198	1,011	1,246	3,562	2,770
Other revenues	241	441	318	729	854
Total other revenues	$11,847	$15,422	$14,326	$39,896	$43,936
Royalty and other mineral rights	$46,989	$49,615	$49,119	$139,405	$145,170
Transportation and processing services revenues	1,952	1,800	3,851	9,688	8,772
Gain on asset sales and disposals	5	906	45	49	1,882
Total Mineral Rights segment revenues and other income	$48,946	$52,321	$53,015	$149,142	$155,824

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended September 30, 2026
Net income (loss)	$36,937	$(4,178)	$(6,217)	$26,542
Add: equity in loss from unconsolidated investment	—	4,126	—	4,126
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	552	552
Add: depreciation, depletion and amortization	6,521	—	5	6,526
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$43,458	$(52)	$(5,660)	$37,746

For the Three Months Ended September 30, 2025
Net income (loss)	$40,859	$(2,446)	$(7,508)	$30,905
Add: equity in loss from unconsolidated investment	—	2,390	—	2,390
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,779	1,779
Add: depreciation, depletion and amortization	3,864	—	4	3,868
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$44,723	$(56)	$(5,725)	$38,942

For the Three Months Ended June 30, 2026
Net income (loss)	$36,237	$(4,984)	$(6,077)	$25,176
Add: equity in loss from unconsolidated investment	—	4,905	—	4,905
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,052	1,052
Add: depreciation, depletion and amortization	11,126	—	5	11,131
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$47,363	$(79)	$(5,020)	$42,264

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Nine Months Ended September 30, 2026
Net income (loss)	$106,704	$(17,062)	$(18,305)	$71,337
Add: equity in loss from unconsolidated investment	—	16,859	—	16,859
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	2,577	2,577
Add: depreciation, depletion and amortization	25,257	—	14	25,271
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$131,961	$(203)	$(15,714)	$116,044

For the Nine Months Ended September 30, 2025
Net income (loss)	$125,758	$4,606	$(24,995)	$105,369
Less: equity in earnings from unconsolidated investment	—	(4,746)	—	(4,746)
Add: total distributions from unconsolidated investment	—	7,840	—	7,840
Add: interest expense, net	—	—	6,827	6,827
Add: depreciation, depletion and amortization	11,597	—	14	11,611
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$137,375	$7,700	$(18,154)	$126,921

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Free Cash Flow and Free Cash Flow Available for Common Unitholder and GP Distributions

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended September 30, 2026
Net cash provided by (used in) operating activities	$46,338	$(52)	$(2,294)	$43,992
Add: return of long-term contract receivable	787	—	—	787
Free cash flow	$47,125	$(52)	$(2,294)	$44,779
Less: cash for debt repayments	—	—	(13,084)	(13,084)
Add (less): other changes in cash
Add: proceeds from asset sales	5	—	—	5
Less: cash used for taxes on unit-based award settlements	—	—	—	—
Add: capital contributed by the general partner	—	—	—	—
Total other changes in cash	5	—	—	5
Free cash flow available for common unitholder and GP distributions	$47,130	$(52)	$(15,378)	$31,700
Free cash flow available for common unitholder and GP distributions per unit				$2.34

Net cash provided by investing activities	$792	$—	$—	$792
Net cash used in financing activities	$—	$—	$(23,224)	$(23,224)

For the Three Months Ended September 30, 2025
Net cash provided by (used in) operating activities	$44,428	$(55)	$(3,278)	$41,095
Add: return of long-term contract receivable	728	—	—	728
Free cash flow	$45,156	$(55)	$(3,278)	$41,823
Less: cash for debt repayments	—	—	(32,674)	(32,674)
Add (less): other changes in cash
Add: proceeds from asset sales	906	—	—	906
Less: cash used for taxes on unit-based award settlements	—	—	—	—
Add: capital contributed by the general partner	—	—	—	—
Total other changes in cash	906	—	—	906
Free cash flow available for common unitholder and GP distributions	$46,062	$(55)	$(35,952)	$10,055
Free cash flow available for common unitholder and GP distributions per unit				$0.75

Net cash provided by investing activities	$1,634	$—	$—	$1,634
Net cash used in financing activities	$—	$—	$(42,054)	$(42,054)

For the Three Months Ended June 30, 2026
Net cash provided by (used in) operating activities	$44,579	$(79)	$(3,550)	$40,950
Add: return of long-term contract receivable	773	—	—	773
Free cash flow	$45,352	$(79)	$(3,550)	$41,723
Less: cash for debt repayments	—	—	(31,628)	(31,628)
Add (less): other changes in cash
Add: proceeds from asset sales	46	—	—	46
Less: cash used for taxes on unit-based award settlements	—	—	—	—
Add: capital contributed by the general partner	—	—	—	—
Total other changes in cash	46	—	—	46
Free cash flow available for common unitholder and GP distributions	$45,398	$(79)	$(35,178)	$10,141
Free cash flow available for common unitholder and GP distributions per unit				$0.75

Net cash provided by investing activities	$819	$—	$—	$819
Net cash used in financing activities	$—	$—	$(43,141)	$(43,141)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Free Cash Flow and Free Cash Flow Available for Common Unitholder and GP Distributions

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Nine Months Ended September 30, 2026
Net cash provided by (used in) operating activities	$132,744	$(203)	$(14,585)	$117,956
Add: return of long-term contract receivable	2,318	—	—	2,318
Less: capital to unconsolidated investment	—	(39,200)	—	(39,200)
Free cash flow	$135,062	$(39,403)	$(14,585)	$81,074
Less: cash for debt repayments	—	—	(20,497)	(20,497)
Add (less): other changes in cash
Add: proceeds from asset sales	51	—	—	51
Less: cash used for taxes on unit-based award settlements	(1,256)	—	(7,672)	(8,928)
Less: capital contributed by the general partner	—	—	282	282
Total other changes in cash	(1,205)	—	(7,390)	(8,595)
Free cash flow available for common unitholder and GP distributions	$133,857	$(39,403)	$(42,472)	$51,982
Free cash flow available for common unitholder and GP distributions per unit				$3.84

Net cash provided by (used in) investing activities	$2,369	$(39,200)	$—	$(36,831)
Net cash provided by financing activities	$(1,256)	$—	$(58,318)	$(59,574)

For the Nine Months Ended September 30, 2025
Net cash provided by (used in) operating activities	$133,227	$7,700	$(19,829)	$121,098
Add: return of long-term contract receivable	2,142	—	—	2,142
Free cash flow	$135,369	$7,700	$(19,829)	$123,240
Less: cash for debt repayments	—	—	(89,596)	(89,596)
Add (less): other changes in cash
Add: proceeds from asset sales	1,883	—	—	1,883
Less: cash used for taxes on unit-based award settlements	(841)	—	(4,708)	(5,549)
Less: capital contributed by the general partner	—	—	187	187
Total other changes in cash	1,042	—	(4,521)	(3,479)
Free cash flow available for common unitholder and GP distributions	$136,411	$7,700	$(113,946)	$30,165
Free cash flow available for common unitholder and GP distributions per unit				$2.25

Net cash provided by investing activities	$4,025	$—	$—	$4,025
Net cash used in financing activities	$(841)	$—	$(123,707)	$(124,548)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow and Free Cash Flow Available for Common Unitholder and GP Distributions

	For the Three Months Ended
(In thousands)	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	Last 12 Months
Net cash provided by operating activities	$44,765	$33,014	$40,950	$43,992	$162,721
Add: return of long-term contract receivable	743	758	773	787	3,061
Less: capital contribution to unconsolidated investment	—	(39,200)	—	—	(39,200)
Free cash flow	$45,508	$(5,428)	$41,723	$44,779	$126,582
Less: cash for debt repayments	(33,745)	24,215	(31,628)	(13,084)	(54,242)
Add (less): other changes in cash
Add: proceeds from asset sales	—	—	46	5	51
Less: cash used for taxes on unit-based award settlements	—	(8,928)	—	—	(8,928)
Add: capital contributed by the general partner	—	282	—	—	282
Total other changes in cash	—	(8,646)	46	5	(8,595)
Free cash flow available for common unitholder and GP distributions	$11,763	$10,141	$10,141	$31,700	$63,745
Free cash flow available for common unitholder and GP distributions per unit	$0.87	$0.75	$0.75	$2.34	$4.71

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	Last 12 Months
Net income	$30,998	$19,619	$25,176	$26,542	$102,335
Add: equity in loss from unconsolidated investment	1,686	7,828	4,905	4,126	18,545
Add: interest expense, net	1,157	973	1,052	552	3,734
Add: depreciation, depletion and amortization	3,344	7,614	11,131	6,526	28,615
Adjusted EBITDA	$37,185	$36,034	$42,264	$37,746	$153,229

Debt—at September 30, 2026					$14,331

Leverage Ratio					0.1 x

	For the Three Months Ended
(In thousands)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	Last 12 Months
Net income	$42,772	$40,253	$34,211	$30,905	$148,141
Add (Less): equity in (earnings) loss from unconsolidated investment	(931)	(4,610)	(2,526)	2,390	(5,677)
Add: total distributions from unconsolidated investment	10,667	2,940	4,900	—	18,507
Add: interest expense, net	3,524	2,668	2,380	1,779	10,351
Add: depreciation, depletion and amortization	2,827	3,989	3,754	3,868	14,438
Add: asset impairments	—	20	—	—	20
Adjusted EBITDA	$58,859	$45,260	$42,719	$38,942	$185,780

Debt—at September 30, 2025					$69,547

Leverage Ratio					0.4 x

-end-